                                                                EXHIBIT-99.g


                   NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

                   RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

This Agreement made this 20th day of May, 1997 by and between Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1997 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1998 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 1998 and ratify and confirm the Agreement in all respects.


                                NUVEEN PREMIUM INCOME
                                MUNICIPAL FUND. INC.


                                By: /s/ Gifford R. Zimmerman
                                    ------------------------
                                    Gifford R. Zimmerman
                                    Vice President

ATTEST:

/s/ Karen Healy
------------------------
Karen Healy
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas Futrell
                                       ------------------------
                                        J. Thomas Futrell
                                        Vice President

ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary

                 NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

                 RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

This Agreement made this 7th day of May, 1996 by and between Nuveen, Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1996 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1997 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 1997 and ratify and confirm the Agreement in all respects.


                                NUVEEN PREMIUM INCOME
                                MUNICIPAL FUND. INC.


                                By: /s/ Gifford R. Zimmerman
                                    ------------------------
                                    Gifford R. Zimmerman
                                    Vice President

ATTEST:

/s/ Karen Healy
------------------------
Karen Healy
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas Futrell
                                       ------------------------
                                        J. Thomas Futrell
                                        Vice President

ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary

                 NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

                 RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

This Agreement made this 9th day of May, 1995 by and between Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1995 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1996 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 1996 and ratify and confirm the Agreement in all respects.


                                NUVEEN PREMIUM INCOME
                                MUNICIPAL FUND. INC.


                                By: /s/ Gifford R. Zimmerman
                                    ------------------------
                                    Gifford R. Zimmerman
                                    Vice President

ATTEST:

/s/ Karen Healy
------------------------
Karen Healy
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas Futrell
                                       ------------------------
                                        J. Thomas Futrell
                                        Vice President

ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary

                 NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

                 RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

This Agreement made this 27th day of July, 1994 by and between Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1994 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1995 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 1995 and ratify and confirm the Agreement in all respects.

                                NUVEEN PREMIUM INCOME
                                MUNICIPAL FUND. INC.


                                By: /s/ Gifford R. Zimmerman
                                    ------------------------
                                    Gifford R. Zimmerman
                                    Vice President

ATTEST:

/s/ Karen Healy
------------------------
Karen Healy
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ K. Erwin
                                       ------------------------
                                        Katherine Erwin
                                        Vice President


ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary

                   NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

            AMENDMENT AND RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

           Agreement made this 28th day of July, 1993, by and between NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC., a Minnesota corporation (the "Fund"), and NUVEEN ADVISORY CORP., a Delaware corporation (the "Adviser"), to be effective August 1, 1993.
                           WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Fund and the Adviser have agreed to amend that certain Investment Management Agreement between the Fund and the Adviser dated April 27, 1992, as subsequently amended and renewed (the "Agreement"), by reducing the investment management fee paid to the Adviser by the Fund; and

     WHEREAS, the Agreement terminates August 1, 1993 unless continued in the manner required by the Investment Company Act of 1940; and

     WHEREAS, the Board of Directors and the shareholders of the Fund, at meetings called for the purpose, have approved the amendment to the Agreement and the continuation of the Agreement until August 1, 1994 in the manner required by the Investment Company Act of 1940.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement as hereby amended, the Fund and the Adviser hereby agree to amend the Agreement as follows:

     1. Section 2 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

        For the services and facilities described in Section 1, the Fund will pay to the Adviser, at the end of each calendar month, an investment management fee computed at an annual rate of:



                    RATE            Net Assets
                    ------          --------------------------------
                    .6500%          For the first $125 million
                    .6375%          For the next $125 million
                    .6250%          For the next $250 million
                    .6125%          For the next $500 million
                    .6000%          For the next $1 billion
                    .5875%          On assets of $2 billion and over


     For the month and year in which this Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     2. The first paragraph of Section 7 shall be deleted in its entirety and the following inserted in lieu thereof:

          This Agreement shall continue in effect until August 1, 1994, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.


                                By: /s/ James Wesolowski
                                    ------------------------
                                    James Wesolowski
                                    Vice President

ATTEST:

/s/ Gifford R. Zimmerman
------------------------
Gifford R. Zimmerman
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas C. Spalding
                                       ------------------------
                                        Thomas C. Spalding
                                        Vice President

ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary

                   Renewal of Investment Management Agreement

This Agreement made this 23rd day of February, 1993 by and between Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1993 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors and the shareholders of the Fund, at meetings called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1993 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 1993 and ratify and confirm the Agreement in all respects.

                                  NUVEEN PREMIUM INCOME MUNICIPAL
                                  FUND, INC.


                                By: /s/ James Wesolowski
                                    ------------------------
                                    James Wesolowski
                                    Vice President

ATTEST:

/s/ Gifford R. Zimmerman
------------------------
Gifford R. Zimmerman
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas C. Spalding
                                       ------------------------
                                        Thomas C. Spalding


ATTEST:

/s/Larry Martin
------------------------
Larry Martin
Assistant Secretary

                        INVESTMENT MANAGEMENT AGREEMENT


AGREEMENT made this 27th day of April 1992, by and between NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC., a Minnesota corporation (the "Fund"), and NUVEEN ADVISORY CORP., a Delaware corporation (the "Adviser"), to be effective May 1, 1992.


                             W I T N E S S E T H


In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby employs the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer the Fund's affairs to the extent requested by and subject to the supervision of the Board of Directors of the Fund for the period and upon the terms herein set forth. The investment of the Fund's assets shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the Investment Company Act of 1940, and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered closed-end, diversified management investment companies.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund's transfer agent) for the Fund, to permit any of its officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund in any way, nor otherwise be deemed an agent of the Fund.

2. For the services and facilities described in Section 1, the Fund will pay to the Adviser, at the end of each calendar month, an investment management fee computed at an annual rate of .650 of 1% of the average daily net assets for the first $500 million in net assets of the Fund, .625% of 1% of average daily net assets in excess of $500 million but not more than $1 billion, and
 .600 of 1% of average daily net assets in excess of $1 billion. For the month and year in which this Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively. The services of the Advisor to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

3. The Adviser shall arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as directors, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.

4. Subject to applicable statutes and regulations, it is understood that officers, directors, or agents of the Fund are, or may be, interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as directors, officers or agents.

5. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

6. The Adviser currently manages other investment accounts and funds, including those with investment objectives similar to the Fund, and reserves the right to manage other such accounts and funds in the future. Securities considered as investments for the Fund may also be appropriate for other investment accounts and funds that may be managed by the Adviser.

Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts and funds purchasing securities whenever decisions are made to purchase or sell securities by the Fund and one or more of such other accounts or funds simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts and funds, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts and funds, the size of investment commitments generally held by the Fund and such accounts and funds, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts and funds.

7. This Agreement shall continue in effect until May 1, 1993, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940.

     This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser upon sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.

     This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the covenants of the Adviser set forth herein.

     Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in
Section 2, earned prior to such termination.

8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

9. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.


                                    NUVEEN PREMIUM INCOME MUNICIPAL
                                    FUND, INC.



                                    By: /s/ James Wesolowski
                                        ---------------------------
                                        James Wesolowski
                                        Vice President


ATTEST:

/s/ Gifford R. Zimmerman
------------------------
Gifford R. Zimmerman
Assistant Secretary                 NUVEEN ADVISORY CORP.



                                    By: /s/ J. Thomas C. Spalding
                                       ----------------------------
                                        Thomas C. Spalding
                                        Vice President

ATTEST:

/s/ Larry Martin
------------------------
Larry Martin
Assistant Secretary